                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant /X/

     Filed by a party other than the registrant / /

     Check the appropriate box:

     / / Preliminary proxy statement        / / Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))

     /X/ Definitive proxy statement

     / / Definitive additional materials

     / / Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                             FIRSTAR CORPORATION
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                             FIRSTAR CORPORATION
- --------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

     /X/ $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2)
or Item 22(a)(2) of Schedule 14A.

     / / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

     / / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
0-11.

     (1) Title of each class of securities to which transaction applies:

- --------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

- --------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

- --------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

- --------------------------------------------------------------------------------

     (5) Total fee paid:

- --------------------------------------------------------------------------------

     / / Fee paid previously with preliminary materials.

- --------------------------------------------------------------------------------

     / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

- --------------------------------------------------------------------------------

     (2) Form, schedule or registration statement no.:

- --------------------------------------------------------------------------------

     (3) Filing party:

- --------------------------------------------------------------------------------

     (4) Date filed:

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

[LOGO]                        FIRSTAR CORPORATION

                           777 EAST WISCONSIN AVENUE
                                  P.O. BOX 532
                           MILWAUKEE, WISCONSIN 53202

                                   NOTICE OF
                         ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD APRIL 20, 1995

To the Holders of Common Stock of
Firstar Corporation:

     The annual meeting of the shareholders of Firstar Corporation will be held in the Firstar Center, Clybourn Level, 777 East Wisconsin Avenue, Milwaukee, Wisconsin, on Thursday, the 20th day of April 1995, at two o'clock p.m. The purposes of the meeting are:

     1. To elect 7 directors to hold office until their successors are duly elected and qualified.

     2. To transact any other business which may properly come before such meeting or any adjournments thereof.

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, IT IS IMPORTANT THAT YOU EXECUTE, DATE AND RETURN PROMPTLY YOUR PROXY IN THE ENCLOSED POSTPAID ENVELOPE. YOU MAY WITHDRAW YOUR PROXY AT ANY TIME PRIOR TO ITS BEING VOTED.

                                                [SIG]

                                                William J. Schulz
                                                Senior Vice President
                                                and Secretary

March 20, 1995

                              FIRSTAR CORPORATION
                           777 East Wisconsin Avenue
                           Milwaukee, Wisconsin 53202

                                PROXY STATEMENT

                         ANNUAL MEETING OF SHAREHOLDERS
                                 APRIL 20, 1995

                        PERSONS MAKING THE SOLICITATION

     This proxy statement and the accompanying proxy card are being mailed to holders of common stock commencing on or about March 20, 1995 and are furnished in connection with the solicitation of proxies by the Board of Directors of Firstar Corporation (hereinafter referred to as "Firstar") at the expense of Firstar through the mails for use at the annual meeting of shareholders to be held April 20, 1995 at two o'clock p.m. in the Firstar Center, Clybourn Level, at 777 East Wisconsin Avenue, Milwaukee, Wisconsin 53202, or at any adjournments thereof. Employees of Firstar may solicit proxies by telephone and in person at no extra cost to Firstar. Properly signed and dated proxies received by the Secretary of Firstar prior to or at the annual meeting will be voted as instructed thereon or, in the absence of such instruction, "FOR" Item 1 and in accordance with the best judgment of the persons named in the proxy on any other matters which may properly come before the meeting. Any shareholder giving a proxy has the power to revoke it at any time before it is actually voted by delivery of a written notice of revocation to the Secretary of Firstar at the above-indicated address. Unless so revoked, the shares represented by each proxy will be voted at the meeting and at any adjournments thereof.

                        VOTING PROCEDURES/VOTES REQUIRED

     A quorum consists of a majority of the shares entitled to vote represented at the annual meeting in person or by proxy (including proxies reflecting abstentions or broker non-votes). Broker non-votes are shares which are represented at the meeting by proxy for which the record holder has not been granted the authority to vote on one or more proposals. Once a share is represented at the meeting it is deemed present for quorum purposes throughout the meeting or any adjourned meeting unless a new record date is or must be set for the adjourned meeting. The seven nominees for director who receive the largest number of votes cast "FOR" will be elected as directors if a quorum is present. Shares represented at the meeting for which authority to vote for a nominee for director is withheld and non-votes will not affect the determination of the outcome of the election of directors.

                    VOTING SECURITIES AND OWNERSHIP THEREOF
                  BY CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     Holders of record of common stock of Firstar at the close of business on March 2, 1995 (the "Record Date") will be entitled to one vote for each share of common stock then held. There were 72,861,171 shares of Firstar's common stock outstanding on the Record Date.

     The following table sets forth information as of December 31, 1994 as to the "beneficial ownership" of the common stock of Firstar by all of the directors named in the proxy statement (except for Mr. Johnson, whose information is as of the date of his appointment to the Board on January 31,
1995), the five most highly compensated executive officers of Firstar, and directors and all executive officers of Firstar as a group.

                                                   AMOUNT AND NATURE OF
                          NAME                    BENEFICIAL OWNERSHIP(1)    PERCENT OF CLASS(2)
          -------------------------------------   -----------------------    -------------------
          Michael E. Batten....................                800
          Chris M. Bauer(3)....................             70,721
          John A. Becker(3)....................            153,975
          Ronald A. Bero(3)....................             93,267
          Robert C. Buchanan...................                700
          George M. Chester, Jr.(4)............             17,100
          Roger H. Derusha(5)..................             31,600
          Roger L. Fitzsimonds(3)..............            209,164
          James L. Forbes......................              1,000
          Holmes Foster........................              4,333
          Joseph F. Heil, Jr...................             47,460
          John H. Hendee, Jr...................             94,160
          Jerry M. Hiegel......................             11,400
          Joe Hladky...........................              5,632
          C. Paul Johnson(3)...................            975,324                   1.3%
          James H. Keyes.......................              1,207
          James R. Lang(3).....................             83,292
          Sheldon B. Lubar(6)..................            169,800
          Daniel F. McKeithan, Jr..............             14,400
          George W. Mead II....................                800
          Guy A. Osborn........................              4,000
          Judith D. Pyle.......................              2,070
          Clifford V. Smith, Jr................                380
          William W. Wirtz(7)..................          1,419,120                   2.2%
          Aggregate for all directors and
            executive officers as a group(3)...          4,022,124                   5.9%

- ------------
(1) Unless otherwise indicated, the beneficial owners exercise sole voting and investment powers.

(2) Unless otherwise indicated, percentages are less than one percent. Percentage ownership as of December 31, 1994 except for Mr. Johnson as of January 31, 1995.

(3) Includes shares which have been allocated to the individual as of December 31, 1994 under Firstar's Thrift and Sharing Plan and for which the individuals have sole voting rights and investment power: Chris M. Bauer - 7,345; John A. Becker - 16,977; Ronald A. Bero - 21,462; Roger L. Fitzsimonds - 7,938; James R. Lang - 28,924; and all directors and executive officers as a group - 194,413. Also includes the right to acquire shares upon exercise of options granted under Firstar's stock option plan: Chris M. Bauer - 57,800; John A. Becker - 98,700; Ronald A. Bero - 38,800; Roger L. Fitzsimonds - 143,400; C. Paul Johnson - 109,690; James R. Lang - 41,600; and all directors and executive officers as a group - 844,290. Also includes restricted shares subject to forfeiture and held in escrow pending the completion of a performance period: Chris M. Bauer - 2,576; John A. Becker - 4,560; Ronald A. Bero - 2,012; Roger L. Fitzsimonds - 6,700; James R. Lang - 2,012; and all directors and executive officers as a group - 30,235.

(4) Includes 12,400 shares for which voting and investment powers are shared.

(5) Includes 1,600 shares for which voting and investment powers are shared.

(6) Includes 132,332 shares for which voting and investment powers are shared.

(7) Includes 1,388,500 shares held by companies in which Mr. Wirtz is a controlling shareholder and 18,400 shares in a pension trust.

     As of December 31, 1994, the following group was the beneficial owner of more than 5% of Firstar's outstanding common stock:

          Firstar, through subsidiaries which conduct various fiduciary activities, held 10,299,434 shares, or 15.5% of Firstar's common stock in estates, trusts and other fiduciary accounts. Sole voting power is possessed with respect to 966,358 shares, while sole investment power is retained for 7,572,285 shares. Shares held in the Firstar Corporation Thrift and Sharing Plan are included as having sole investment power by virtue of the ability of Firstar to amend the plan. Included in these totals are 6,952,545 shares, or 10.6% of Firstar's common stock, held by the Firstar Corporation Thrift and Sharing Plan.

                             ELECTION OF DIRECTORS

     The Articles of Incorporation of Firstar provide that the Board of Directors of Firstar shall be divided into three classes as nearly equal in number as possible, with the term of office of one class expiring each year. Each class shall hold office for a term of three years. At the annual meeting, seven directors will be elected to a three-year term expiring in 1998.

     It is the intention of the persons named in the proxy, unless otherwise directed, to vote the proxies given them for the election of these nominees. All those named as nominees are presently serving as directors and were elected by the shareholders. All of the nominees have consented to being named in this proxy statement and to serve if elected, and the Board of Directors has no reason to believe that any of the named nominees will be unable to act. However, if any such nominee prior to election becomes unable to serve or for good cause will not serve, the proxies will be voted for such substitute nominee as may be selected by the Board of Directors of Firstar or only for the remaining nominees. The names, ages and business experience during the past 5 years (including principal occupations and employment during that period) of the nominees, all principal positions and offices with Firstar and Board committee memberships presently held by them, and certain directorships held in other companies are set forth below. All directors not named as members of the Executive Committee of the Board of Directors are alternate members of that committee. None of the directors or executive officers are related. With the exception of Messrs. Fitzsimonds, Becker and Hendee, all of the directors' business experience listed has been with organizations unaffiliated with Firstar.

                      NOMINEES FOR TERMS EXPIRING IN 1998
- --------------------------------------------------------------------------------
ROGER H. DERUSHA

     Chairman of the Board and Director of Marinette Marine Corporation, Marinette, Wisconsin. Ship designers and builders.

     He is 64 years of age and has been a director of Firstar since 1980. He is also a director of Firstar Bank Green Bay.
- --------------------------------------------------------------------------------
JERRY M. HIEGEL

     Chairman of The Hiegel Group, a private investment banking company located in Madison, Wisconsin. Retired in 1989 as Chairman of the Board of Oscar Mayer Foods Corporation, Madison, Wisconsin. Manufacturer of brand-identified processed meats.

     He is 68 years of age and has been a director of Firstar since 1983 and is a member of the Compensation and Audit-Examining Committees of the Board of Directors.

     He is also a director of Oshkosh B'Gosh, Inc. and of McCarthy Improvement Co. of Davenport, Iowa.

- --------------------------------------------------------------------------------
SHELDON B. LUBAR

     Chairman of Lubar & Co., Milwaukee, Wisconsin. Investment and management firm.

     He is 65 years of age and has been a director of Firstar since 1986 and is a member of the Executive, Committee on Directors, Audit-Examining, Compensation and Interstate Banking and Acquisitions Committees of the Board of Directors. He is also a director of Firstar Bank Milwaukee.

     He is also a director of Christiana Companies, Inc., Massachusetts Mutual Life Insurance Company, MGIC Investment Corporation, Ameritech Corporation and various private industrial companies.
- --------------------------------------------------------------------------------
DANIEL F. McKEITHAN, JR.

     President and Chief Executive Officer of Tamarack Petroleum Company, Inc., Milwaukee, Wisconsin. Operator of producing oil and gas wells. Also, President and Chief Executive Officer of Active Investor Management, Inc., Milwaukee, Wisconsin. Manager of oil and gas wells; and President of AIM and Associates, an accounting firm.

     He is 59 years of age and has been a director of Firstar since 1977 and is a member of the Audit-Examining, Compensation and Employee Benefits Committees of the Board of Directors.

     He is also a director of Marcus Corporation and WICOR, Inc. and a Trustee of Northwestern Mutual Life Insurance Company.
- --------------------------------------------------------------------------------
GEORGE W. MEAD II

     Chairman of Consolidated Papers, Inc., Wisconsin Rapids, Wisconsin. Manufacturer and marketer of paper products.

     He is 67 years of age and has been a director of Firstar since 1990. He is also a director of Firstar Bank Wisconsin Rapids.

     He is also a director of Snap-on Corporation.
- --------------------------------------------------------------------------------
GUY A. OSBORN

     Chairman, Chief Executive Officer and a director of Universal Foods Corporation, Milwaukee, Wisconsin since May 1990. Manufacturer and marketer of food ingredients and selected consumer items. President and Chief Executive Officer from 1988.

     He is 59 years of age and has been a director of Firstar since 1992 and is a member of the Committee on Directors, Compensation, Employee Benefits, Executive and Interstate Banking and Acquisitions Committees of the Board of Directors. He is also a director of Firstar Bank Milwaukee.

     He is also a director of WICOR, Inc., Wisconsin Gas Co. and the Fleming Companies and a trustee of Northwestern Mutual Life Insurance Company.
- --------------------------------------------------------------------------------
WILLIAM W. WIRTZ

     President and a director of Wirtz Corporation, Chicago, Illinois. Diversified operations and investments.

     He is 65 years of age and has been a director of Firstar since 1980 and is a member of the Audit-Examining Committee of the Board of Directors.

     He is also a director of Consolidated Enterprises, Inc., Forman Realty Corporation, American Mart Corporation, 333 Building Corporation, Chicago Stadium Corporation, Chicago Blackhawk Hockey Team, Inc. and Alberto-Culver Company.

                CONTINUING DIRECTORS WHOSE TERMS EXPIRE IN 1998
- --------------------------------------------------------------------------------
JOHN A. BECKER

     President and Chief Operating Officer of Firstar since February 1991. He had been President of Firstar, Chairman of the Board and Chief Executive Officer of Firstar Bank Milwaukee since January 1990.

     He is 52 years of age, has been a director of Firstar since 1989 and is a member of the Executive Committee of the Board of Directors. He is also a director of Firstar Bank Milwaukee, Firstar Trust Company, Firstar Corporation of Iowa and Firstar Bank of Minnesota.

     He is also a director of Giddings & Lewis Corporation, Inc.
- --------------------------------------------------------------------------------
GEORGE M. CHESTER, JR.

     Partner of Covington & Burling, Washington, DC law firm.

     He is 47 years of age and has been a director of Firstar since 1988.
- --------------------------------------------------------------------------------
ROGER L. FITZSIMONDS

     Chairman of the Board and Chief Executive Officer of Firstar since February 1991. He had been Vice Chairman of Firstar since January 1990.

     He is 56 years of age, has been a director of Firstar since 1988 and is a member of the Executive Committee and Committee on Directors of the Board of Directors. He is also a director of Firstar Bank Milwaukee and Firstar Trust Company.
- --------------------------------------------------------------------------------
HOLMES FOSTER

     Retired. Chairman of the Board, President and Chief Executive Officer of Banks of Iowa, Inc. from July 1988 to April 1991; President and Chief Executive Officer prior to that.

     He is 68 years of age and has been a director of Firstar since 1991. He is also a director of Firstar Corporation of Iowa.

     He is also a director of Iowa Business Development Finance Corporation and Chairman, President and a director of Iowa Business Investment Corporation.
- --------------------------------------------------------------------------------
JOE HLADKY

     President and Chief Executive Officer of the Gazette Company, Cedar Rapids, Iowa. An independent media company.

     He is 54 years of age and has been a director of Firstar since 1991 and is a member of the Audit-Examining Committee of the Board of Directors. He is also a director of Firstar Corporation of Iowa and Firstar Bank Cedar Rapids.
- --------------------------------------------------------------------------------
JUDITH D. PYLE

     Vice Chairman, Senior Vice President-Marketing and a director of Rayovac Corporation, Madison, Wisconsin. Manufacturer and marketer of batteries and lighting products.

     She is 51 years of age and has been a director of Firstar since 1989 and is a member of the Audit-Examining Committee of the Board of Directors.

     She is also a director of Oshkosh B'Gosh, Inc. and WPL Holdings.

- --------------------------------------------------------------------------------
DR. CLIFFORD V. SMITH, JR.

     President of the General Electric Fund since 1990 and Chancellor Emeritus of the University of Wisconsin-Milwaukee. He was Chancellor of the University of Wisconsin-Milwaukee from 1986 to 1990.

     He is 63 years of age and has been a director of Firstar since 1990.

                CONTINUING DIRECTORS WHOSE TERMS EXPIRE IN 1996
- --------------------------------------------------------------------------------
MICHAEL E. BATTEN

     Chairman, Chief Executive Officer and a director of Twin Disc, Incorporated, Racine, Wisconsin since November 1991. Manufacturer of power transmission equipment. He had been Chairman, President, Chief Executive Officer and a director of that company from July 1989.

     He is 54 years of age and has been a director of Firstar since 1984 and is a member of the Executive, Audit-Examining, Committee on Directors and Interstate Banking and Acquisitions Committees of the Board of Directors. He is also a director of Firstar Trust Company.

     He is also a director of Universal Foods Corporation and Briggs & Stratton Corporation.
- --------------------------------------------------------------------------------
ROBERT C. BUCHANAN

     President, Chief Executive Officer and a director of Fox Valley Corporation, Appleton, Wisconsin. Manufacturer and marketer of paper products.

     He is 54 years of age and has been a director of Firstar since 1994.

     He is also a director of Ariens Company, W.H. Brady Company, Charter Manufacturing Company, Kaukauna Cheese and American Forest & Paper Association
and a trustee of Northwestern Mutual Life Insurance Company and Lawrence University.
- --------------------------------------------------------------------------------
JAMES L. FORBES

     President, Chief Executive Officer and a director of Badger Meter, Inc. Manufacturer of flow measurement technology.

     He is 62 years of age and has been a director of Firstar since 1993 and is a member of the Compensation and Employee Benefits Committees of the Board of Directors. He is also a director of Firstar Trust Company.

     He is also a director of Universal Foods Corporation and United Wisconsin Services.
- --------------------------------------------------------------------------------
JOSEPH F. HEIL, JR.

     Chairman of the Board and a director of The Heil Co., Chattanooga, Tennessee, a subsidiary of Dover Industries. Manufacturers of solid waste systems and transportation equipment.

     He is 69 years of age and has been a director of Firstar since 1970.
- --------------------------------------------------------------------------------
JOHN H. HENDEE, JR.

     Retired. Chairman of the Board and Chief Executive Officer of Firstar from April 1988 to January 1991; Vice Chairman from January 1987 to April 1988; Chairman of the Board of Firstar Bank Milwaukee from May 1986 to January 1990.

     He is 69 years of age, has been a director of Firstar since 1976 and is a member of the Executive, Committee on Directors and Interstate Banking and Acquisitions Committees of the Board of Directors. He is also a director of Firstar Bank Milwaukee and Firstar Trust Company of Florida.

- --------------------------------------------------------------------------------
C. PAUL JOHNSON

     Former Chairman of the Board and Chief Executive Officer of First Colonial Bankshares Corporation.

     He is 63 years of age and has been a director of Firstar since January
1995.
- --------------------------------------------------------------------------------
JAMES H. KEYES

     Chairman of the Board, President and Chief Executive Officer of Johnson Controls, Inc., Milwaukee, Wisconsin, since January 1993. Designer, manufacturer, installer and servicer of building automation systems for energy management, fire safety and security; manufacturer and marketer of batteries for energy storage and manufacturer of automotive seating and plastics. He had been President and Chief Executive Officer prior to that.

     He is 54 years of age and has been a director of Firstar since 1993 and is a member of the Audit-Examining, Committee on Directors, Executive and Interstate Banking and Acquisitions Committees of the Board of Directors. He is also a director of Firstar Bank Milwaukee and Firstar Trust Company.

     He is also a director of Universal Foods Corporation and LSI Logic.
- --------------------------------------------------------------------------------

                      COMMITTEES OF THE BOARD OF DIRECTORS

     Firstar has various committees including standing audit (Audit-Examining Committee), nominating (Committee on Directors) and Compensation committees. The names of members on March 2, 1995 and the functions performed by such named committees are set forth below.

                           AUDIT-EXAMINING COMMITTEE

               Sheldon B. Lubar, Chairman
     Michael E. Batten              Daniel F. McKeithan, Jr.
     Jerry M. Hiegel                Judith D. Pyle
     Joe Hladky                     William W. Wirtz
     James H. Keyes

Functions performed--The Audit-Examining Committee's general responsibilities include, but are not limited to, supervision and review of all matters concerning audits of Firstar by its independent auditors and internal corporate audit staff, review of all matters concerning examinations of Firstar and its subsidiary banks and companies conducted by governmental supervisory agencies and review of Firstar's Annual Report on Form 10-K and Annual Report to Shareholders. There were five meetings held during 1994.

                             COMMITTEE ON DIRECTORS

               Sheldon B. Lubar, Chairman
     Michael E. Batten              James H. Keyes
     Roger L. Fitzsimonds           Guy A. Osborn
     John H. Hendee, Jr.

Functions performed--The Committee on Directors has the general responsibility of recommending policy as to the responsibilities, size and committee structure of the Board of Directors. It also develops recommendations as to the compensation, qualifications, tenure and selection of Board members, scheduling and content of Board meetings, and directors' and officers' liability protection. The committee considers director nominees recommended by shareholders. Any shareholder who wishes to recommend an individual for nomination as a director of Firstar should write to the Secretary of Firstar, no later than October 31 of the year preceding the annual meeting of shareholders at which directors are to be elected, identifying the individual recommended and setting forth any information which the shareholder believes will be helpful to the Committee on Directors in evaluating the qualifications of the recommended nominee. The Committee on Directors and, ultimately, the Board of Directors, reserves the sole discretion to determine the nominees named in management's proxy statement for election to the Board of Directors. There were two meetings held during 1994.

                             COMPENSATION COMMITTEE

                Guy A. Osborn, Chairman
     James L. Forbes                Sheldon B. Lubar
     Jerry M. Hiegel                Daniel F. McKeithan, Jr.

Functions performed--The Compensation Committee has the general responsibility of recommending for the approval of the Board of Directors the remuneration arrangements for the executive officers of Firstar and its subsidiaries and any additions or modifications to the employee benefit plans administered by Firstar for the benefit of the officers and employees of Firstar and its subsidiaries. There were five meetings held during 1994.

     The Board of Directors held five meetings during 1994. All directors attended 75% or more of the aggregate of (1) the total number of meetings of the Board of Directors (held during the period for which they have been a director) and (2) the total number of meetings held by all committees of the Board on which they served (during the periods that they served).

     Following the election at the annual meeting, there will be twenty-one directors of Firstar Corporation. No person shall be eligible to be elected or re-elected as a member of the Board of Directors if he or she reached the age of seventy (70) years, and any director who reaches the age of seventy (70) years shall resign from the Board of Directors as of the last day of the calendar quarter in which such director's seventieth birthday falls. The Board of Directors may authorize a change to the foregoing retirement provision.

                             DIRECTOR COMPENSATION

     The directors of Firstar are compensated for all services as a director in the following manner: An annual retainer fee of $16,000 is paid each director at the rate of $4,000 per quarter. An annual retainer fee of $4,000 is paid to the chairman of the Audit-Examining Committee at the rate of $1,000 per quarter. A $1,400 fee is paid for attendance at each regularly scheduled or special meeting of the Board, a $1,400 fee is paid for attendance at meetings of the Executive or Interstate Banking and Acquisitions Committees, and a $800 fee is paid committee members for attendance at regularly scheduled or special meetings of all other committees of the Board. Directors of Firstar who are also directors of subsidiaries of Firstar also receive fees from such subsidiaries for services as directors on their boards. Firstar has a deferred compensation plan under which directors may elect to defer payment of such fees. Those directors who are officers of Firstar or its subsidiary banks receive no fees from Firstar or the subsidiary banks for services as directors.

                       COMPENSATION OF EXECUTIVE OFFICERS

     The following Summary Compensation Table presents data with respect to the five most highly compensated executive officers for each of the years in the three-year period ended December 31, 1994.

                           SUMMARY COMPENSATION TABLE

                                                                                    LONG-TERM COMPENSATION
                                                                      --------------------------------------------------
                                                                            AWARDS
                                          ANNUAL COMPENSATION         -------------------   LONG-TERM
                                     ------------------------------   RESTRICTED   STOCK    INCENTIVE       ALL OTHER
 NAME AND PRINCIPAL POSITION  YEAR    SALARY     BONUS     OTHER(1)    STOCK(2)    OPTION     PAYOUT     COMPENSATION(3)
- ----------------------------- ----   --------   --------   --------   ----------   ------   ----------   ---------------
Roger L. Fitzsimonds
  Chairman of the Board...... 1994   $595,000   $303,900                           38,100    $138,100        $53,500
  Chairman of the Board...... 1993    548,000    378,900                           22,500     144,200         49,300
  Chairman of the Board...... 1992    477,000    308,700                           23,600     107,500         42,900
John A. Becker
  President.................. 1994    435,000    206,800                           23,100      88,700         39,100
  President.................. 1993    405,000    257,800                           15,200      90,000         36,400
  President.................. 1992    372,000    195,100                           18,200      81,100         33,500
Chris M. Bauer
  Chairman of Firstar Bank
    Milwaukee................ 1994    280,000    115,600                            9,200      50,000         21,000
  Chairman of Firstar Bank
    Milwaukee................ 1993    259,000    149,000                            9,000      52,400         19,400
  Chairman of Firstar Bank
    Milwaukee................ 1992    237,000    123,400                            9,800      48,700         17,700
James R. Lang
  Chairman of the Board
    Firstar Corp. of Iowa.... 1994    250,000     89,500                            8,200      44,700         22,500
  Chairman of the Board
    Firstar Corp. of Iowa.... 1993    233,000    105,100                            8,000      46,900         20,600
  Chairman of the Board
    Firstar Corp. of Iowa.... 1992    205,000     98,700                            7,800      42,000         17,500
Ronald A. Bero
  Senior Executive VP........ 1994    218,000    103,100                            8,200      45,400         19,600
  Senior Executive VP........ 1993    210,000    115,900                            8,000      49,500         18,900
  Senior Executive VP........ 1992    208,000    106,200                            9,800      49,200         18,800

- ------------
(1) Aggregate amount of other annual compensation does not exceed the lesser of $50,000 or 10% of executive officer's salary and bonus.

(2) The total number of restricted shares held and the aggregate market value at December 31, 1994 was: Mr. Fitzsimonds--6,700 shares, $180,063; Mr. Becker--4,560 shares, $122,550; Mr. Bauer--2,576 shares, $69,230; Mr.
    Lang--2,012 shares, $54,073; Mr. Bero--2,012 shares, $54,073. Dividends are paid on the restricted shares at same rate as dividends paid to unrestricted shares and are held in escrow pending the completion of the performance period and determination of the shares to be earned.

(3) Amounts shown represent payments made under Firstar's Thrift and Sharing Plan which consist of both contributions to the plan and cash payments made to the executive officer to offset Internal Revenue Code limitations.

     The following table presents information about stock options granted during 1994 to the five named executive officers.

                          STOCK OPTION GRANTS IN 1994

                                                         INDIVIDUAL GRANTS
                                       -----------------------------------------------------
                                       NUMBER OF      PERCENT OF
                                       SECURITIES    TOTAL OPTIONS
                                       UNDERLYING     GRANTED TO      EXERCISE    EXPIRATION       GRANT DATE
                NAME                    OPTIONS        EMPLOYEES       PRICE         DATE       PRESENT VALUE(1)
- ------------------------------------   ----------    -------------    --------    ----------    -----------------
Roger L. Fitzsimonds................     38,100           10.3%       $ 30.875      2/20/04         $ 311,277
John A. Becker......................     23,100            6.3          30.875      2/20/04           188,727
Chris M. Bauer......................      9,200            2.5          30.875      2/20/04            75,164
James R. Lang.......................      8,200            2.2          30.875      2/20/04            66,994
Ronald A. Bero......................      8,200            2.2          30.875      2/20/04            66,994

- ------------
(1) Present value is determined as of the grant date, January 20, 1994, using the Black-Scholes Model. This is a theoretical value for the stock options which was constructed with the following underlying assumptions: a 10 year expected period to time of exercise; a risk free rate of return of 6.0%; an expected dividend yield of 3.4%; and a volitality factor of 22.3%. The amount realized from a stock option ultimately depends on the market value of the stock at a future date.

     The following table presents information concerning stock options exercised during 1994. Also shown is information on unexercised stock options as of December 31, 1994.

              STOCK OPTIONS EXERCISED IN 1994 AND YEAR-END VALUES

                                        1994                                                     TOTAL VALUE OF
                               -----------------------    TOTAL NUMBER OF UNEXERCISED       UNEXERCISED IN-THE-MONEY
                                 SHARES                     OPTIONS HELD AT 12/31/94        OPTIONS HELD AT 12/31/94
                               ACQUIRED ON     VALUE      ----------------------------    ----------------------------
            NAME                EXERCISE      REALIZED    EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
- ----------------------------   -----------    --------    -----------    -------------    -----------    -------------
Roger L. Fitzsimonds........        0             0         105,300          38,100        $ 805,700           0
John A. Becker..............        0             0          75,600          23,100          570,275           0
Chris M. Bauer..............        0             0          48,600           9,200          405,125           0
James R. Lang...............        0             0          33,400           8,200          234,188           0
Ronald A. Bero..............        0             0          30,600           8,200          166,063           0

     The following table presents information on Long-Term Incentive Awards granted to the named executives during 1994. Estimated future payouts are predicated upon the achievement of Firstar return on equity goals in relation to peer group banking companies. The achievement of peer group median return on equity will represent threshold; peer group 70th percentile will represent target and peer group 90th percentile will represent maximum payout. The award is designated in shares of stock. These performance shares are valued at the end of the three year period based upon the market value of Firstar's common stock. The participant is paid the value of the earned award one-half in shares of Firstar's common stock and one-half in cash plus a dividend equivalent for the performance period.

                    LONG-TERM INCENTIVE PLAN AWARDS IN 1994

                                                                              ESTIMATED FUTURE PAYOUTS
                                                                            UNDER NON-STOCK PRICE BASED
                                             TARGET      PERFORMANCE                   PLANS
                                            NUMBER OF       PERIOD        --------------------------------
                  NAME                        UNITS      UNTIL PAYOUT     THRESHOLD     TARGET     MAXIMUM
- -----------------------------------------   ---------    ------------     ---------     ------     -------
                                                                                 (NUMBER OF UNITS)
Roger L. Fitzsimonds.....................     9,649         3 Years         4,825        9,649     14,434
John A. Becker...........................     6,566         3 Years         3,283        6,566      9,849
Chris M. Bauer...........................     3,709         3 Years         1,855        3,709      5,564
James R. Lang............................     2,897         3 Years         1,449        2,897      4,346
Ronald A. Bero...........................     2,897         3 Years         1,449        2,897      4,346

     The following table presents estimated annual benefits payable under Firstar's pension plans based upon years of service.

REMUNERATION     15 YEARS     20 YEARS     25 YEARS     30 YEARS     35+ YEARS
- ------------     --------     --------     --------     --------     ---------
  $100,000       $ 25,715     $ 34,286     $ 42,857     $ 51,429     $  60,000
   200,000         51,430       68,571       85,714      102,857       120,000
   300,000         77,145      102,856      128,571      154,286       180,000
   400,000        102,860      137,142      171,428      205,714       240,000
   500,000        128,575      171,429      214,287      257,140       300,000
   600,000        154,290      205,713      257,142      308,571       360,000
   700,000        180,000      240,000      300,000      360,000       420,000
   800,000        205,720      274,288      342,856      411,432       480,000
   900,000        231,435      308,568      385,713      462,861       540,000

     The remuneration covered by the plan includes salary and one-half of bonus and long-term incentive payments. The final average compensation is based on average compensation during the highest five consecutive years in the last ten years prior to retirement. The annual benefit amounts listed in the table are subject to a reduction equal to one-half of the Social Security benefit at the time of retirement. The years of service of the named executives are as follows:
Mr. Fitzsimonds--30 years, Mr. Becker--27 years, Mr. Bauer--25 years, Mr. Lang--27 years and Mr. Bero--33 years. An agreement has been entered into with an executive officer other than the named executives, whereby his pension will be credited for up to ten additional years of service upon retirement.

     Estimated annual benefits listed in the table are based on the terms of the Pension Plan in effect as of December 31, 1994 and assume payment in the form of a straight-life annuity beginning at age 65 without reduction for the election of a joint and survivor annuity or for any limitation on maximum annual benefits or compensation under the Internal Revenue Code. In the event that any such reduction occurs, the named persons will receive benefits in the amount of such reduction under certain supplemental retirement plans maintained by Firstar. Any supplemental benefits are payable out of the general assets of Firstar.

                             EMPLOYMENT AGREEMENTS

     Firstar has identical Key Executive Employment and Severance Agreements with Messrs. Fitzsimonds, Becker, Bauer, Lang, Bero and others. The agreements would come into effect upon a change in control of Firstar as defined in the agreements. The employment period under each agreement is the earlier of the third anniversary of the change in control or the executive's sixty-fifth birthday. If, during the employment period, the executive officer's employment is ended through (1) termination by Firstar without cause or (2) termination by the executive officer for good reason based upon a breach of the agreement by Firstar or a significant adverse change in the executive officer's responsibilities, then a termination payment will be made to the executive. The agreements provide that such payment will be equal to three times the sum of the executive's annual salary plus an amount attributable to incentive compensation equal to a target payment under such plans. If any portion of the termination payment constitutes an excess parachute payment, as defined in the Internal Revenue Code, and is subject to an excise tax, Firstar shall pay to the executive the amount necessary to offset the excise tax and any applicable taxes on this additional payment. Additional provisions assure the payment of other accrued benefits regardless of the reason for termination. Upon a change in control of Firstar, as defined in the plan, the executive is entitled to a lump sum cash payment equivalent to the present value of the projected benefits under certain supplemental retirement plans.

         BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     Overall Policy

     Firstar's executive compensation objective is to closely link compensation with corporate and individual performance in a manner which, through recognizing the marketplace practices of other banking companies, will retain and attract executives who can lead Firstar to achieve the long-term goals of its shareholders. Toward the end of achieving this objective, Firstar has an executive compensation program which directly ties a significant portion of total executive compensation to Firstar's financial performance in relation to its peer group of U.S. commercial banking companies and to the appreciation in its stock price.

     The Compensation Committee has adopted the following statements of philosophy which provide the foundation for Firstar's executive compensation program:

     1. Pay-for-Performance--the total compensation program should have a strong pay-for-performance relationship.

     2. Total Compensation--over time, total compensation relative to peers should be consistent with performance relative to peers; in any one year, the pay-performance match may lead or lag the peer group.

     3. Total Cash Compensation--total cash compensation (base salary plus annual incentive compensation) will be established conservatively with no incentives paid for less than median performance.

     4. Base Salaries--base salary midpoints will be established consistent with the median of the peer group; actual base salaries will reflect performance and experience within a competitive range.

     5. Emphasis on Short-Term and Long-Term--emphasis should be placed on both short-term (annual) and long-term performance; strong performance must be achieved by Firstar each year as well as over the long-term.

     6. Emphasis on Financial Performance versus Shareholder Value--for short-term performance, emphasis should be placed on rewarding financial performance; however, shareholder value is the most appropriate measure of performance over the long-term.

     Each year the Compensation Committee carefully reviews each component of the executive compensation program. This review includes an assessment of the total compensation opportunities provided by Firstar's program in relation to both the compensation being paid by peer banking companies and the financial performance of those peers. The peer group used by Firstar for all of its financial performance comparisons, including its reports to the investment community, represents U.S. commercial banking companies ranging in total asset size from $10-$25 billion. It is data from this same peer group which the Compensation Committee uses to gauge the comparative compensation levels of Firstar's executive group. This peer banking group is also the same peer banking group referred to in the performance graph at the bottom of page 17 which portrays Firstar's performance as measured by return on equity. The performance graph at the top of page 17 measures Firstar's total shareholder return against the S&P 500 Stock Index and the KBW 50 Index which is a banking industry index comprised of 50 companies representing all money center banks and most major regional banks as maintained by Keefe, Bruyette and Woods, Inc.

     For a number of years, the Committee has engaged an independent consultant (an international accounting firm with significant experience in executive compensation matters) to review the executive compensation program and the resultant compensation earned by the senior executives.

     The 1994 consultant's report, as reviewed by the Compensation Committee in April 1994, concluded:

     1. Actual 1993 cash compensation (base salary plus annual incentive compensation) slightly exceeded the peer median while Firstar's financial performance significantly exceeded the peer median.

     2. Actual 1993 total compensation levels (cash compensation plus long-term compensation) generally approximated the peer median.

     The principal components of Firstar's executive compensation program are base salary, an annual incentive compensation plan, a three-year performance share plan, a three-year cash plan which terminated at year-end 1994, and a stock option program. The Compensation Committee determines these components individually for each of the 15 executives who comprised Firstar's senior executive group in the first quarter of 1994, which is when these components are annually established. This group includes each of the five individuals whose compensation is analyzed in this proxy statement. In determining the compensation of these executives, other than the chief executive officer, the Committee is generally guided by the recommendations of the chief executive officer. However, it does independently approve the remuneration of all 15 executives on an individual basis.

     Base Salaries

     A base salary grade and range has been established for the job of each executive officer. Base salary grade midpoints are established consistent with the median of the peer group and the internal evaluation of the responsibilities of each position.

     In accordance with its annual procedure, at its January 1994 meeting, the Compensation Committee approved an overall percentage increase of base salaries for the executive officer group based on the following:

     1. The results of published compensation surveys for the executive base salary increase projections for the financial services industry in general (these surveys are broad based and not peer group specific).

     2. The financial performance of Firstar for the preceding year both absolutely, as represented by a record high level of earnings per share in 1993, and relatively vs. its peer group of $10-$25 billion U.S. commercial banking companies for the most current period available (which was the nine-month year-to-date period of 1993) as represented by such measures of profitability and asset quality as return on equity (top quartile), net loan charge-off ratio (top quartile), and non-performing asset ratio (top quartile).

     The overall base salary increase percentage approximated the median of the salary surveys. Within this overall limit, the CEO recommended to the Committee base salary adjustments for each executive (exclusive of the chief executive officer) based upon his assessment of the executive's performance relative to the executive's goals and objectives. In addition, promotion increases were made for two executives.

     In administering the base salary of the chief executive officer in 1994, the Committee noted the sustained top quartile performance of Firstar under his leadership as well as Firstar's most recent annual absolute and relative performance, the relationship of his base salary to the midpoint of his job grade, and the industry salary surveys referred to above. The chief executive officer's base salary was increased by 3.8% in 1994.

     Annual Incentive Compensation Plan

     Firstar's executive officers are eligible for an annual incentive award. Performance objectives are established each year. These objectives are based on Firstar's return on equity and the performance of the executive's own business unit. For the 15 executives comprising the senior executive group in 1994, at least 50% of the award (with the exception of one officer where it was 25%), ranging up to 100% for the corporation's chief executive officer and the corporation's chief operating officer, is tied directly to Firstar's return on common equity in comparison to the $10-$25 billion peer group. The goal for this component of the Annual Incentive Compensation Plan is set in a manner which does not compensate for below median performance; the Committee believes that
(1) performance is relative, and (2) no incentives should be paid unless relative performance is at least equal to the median. Further, even if performance is better than median, the Committee can elect to eliminate all executive awards if Firstar's return on common equity does not exceed 12%.

     Firstar's annual incentive compensation is a target bonus plan where target represents a percentage of the salary grade midpoint of the executive's job grade. For the 15 executives comprising the senior executive group in 1994, this target percentage ranges from 30% of the participant's salary grade midpoint up to 50% of the salary grade midpoint for the chief executive officer's position. The bonus earned is based on performance and ranges from a threshold of 50% of target to a maximum of 150% of target. The Committee has determined that to earn a threshold level of bonus on the corporate performance factor, which for the chief executive officer and the chief operating officer is the only factor, requires a return on common equity equal to the median of the peer group. Performance below the median of the peer group would result in no bonus being earned on the corporate performance factor. To earn a target bonus, performance at the 70th percentile is required. To earn a maximum bonus, performance at the 90th percentile is required.

     The performance measures other than Firstar's return on equity which comprise a portion of the Annual Incentive Compensation Plan for those officers below the level of the chief executive officer and the chief operating officer are established specific to each executive's business function including, for example, net income and return on assets of the specific unit managed by the executive, net charge-offs and non-performing asset levels of the unit, expense management, specific project attainments, and other factors. Performance is measured against target goals to determine payments.

     In 1994, Firstar achieved a return on equity of 16.97%. Based on the formula used in the plan, the chief executive officer earned a 1994 bonus of $303,900, which equaled 102% of target. Payments to the other executives for this factor also equaled 102% of target. Performance in 1994 by executives with respect to their other factors, which varied from officer to officer, ranged from 97% to 150% of target.

     Three-Year Cash Performance Bonus Plan

     Prior to 1993, Firstar's senior executive group were eligible for participation in a cash performance bonus plan. This plan provided for the earning of a cash bonus at the end of the three-year period following date of the grant. The sole performance measure used to determine payout was Firstar's average return on common equity in relation to the peer group. The plan was modified in 1993 as discussed below under the three-year performance share plan. The grant made in January 1992 matured at year-end 1994.

     As with the annual incentive compensation plan, this was a target bonus plan, with participant targets ranging from 12.5% of the participant's salary grade midpoint up to 20% of the midpoint for the chief executive officer's job. Again, as with the annual plan, unless Firstar's three-year median return on common equity was at least equal to peer group median, no bonus would be paid. Also, unless return on common equity was at least equal to 12%, regardless of relative position, the Committee could elect to cancel the bonus. Payouts which could be earned ranged from a minimum of 50% of target to a maximum of 150% of target. To earn a minimum bonus required a three-year return on common equity equal to the peer group median. A target bonus required 70th percentile performance and a maximum bonus required a 90th percentile performance over the three-year term.

     The performance period for the 1992 performance bonus plan ended on December 31, 1994. Based on the formula used in the plan, the chief executive officer earned a three-year bonus at the end of 1994 of $138,100, which equaled 122% of target. Each of the other participants also received a payment equal to 122% of target.

     Three-Year Performance Share Plan

     In 1993, Firstar implemented a new three-year performance share plan for its senior executives. This plan, which modified the three-year performance bonus plan described above, was developed by the independent consultant retained by the Committee. The modifications were intended to address in part the concern that Firstar's compensation for senior executives was lagging competitive levels based upon its high level of performance and to better tie long-term incentive compensation to both internal financial performance and shareholder value.

     The performance share plan retained the target feature of the performance bonus plan. Under the revised plan, for the 15 executives comprising the senior executive group, the target percentage ranges from 30% of the participant's salary grade midpoint up to 50% of the salary grade midpoint for the chief executive officer's job. In order for an executive to receive target payout, Firstar must achieve a three-year return on common equity equal to the 70th percentile performance by its peer group. Threshold payout, which is equal to 50% of target payout, requires a three-year return equal to the peer median performance and maximum payout, which is equal to 150% of target payout, requires a 90th percentile performance compared with peers. If Firstar achieves less than median performance, all performance share awards are forfeited. Further, if return on common equity of Firstar falls below 12% for the three-year period, regardless of comparative peer performance, the Committee may cancel all performance share awards.

     For the awards made in 1993, performance share awards were divided into two parts consisting of performance-restricted shares of Firstar common stock and an equal number of phantom performance-restricted shares payable in cash. The total number of performance and phantom restricted shares awarded to an executive was equal to the maximum award computed based upon the applicable percentage of salary range midpoint for the executive, as described above, divided by the price of one share of Firstar common stock on the date of grant. Following the end of the three-year performance period, the number of performance shares and phantom shares, if any, earned by executives will be determined based upon Firstar's performance compared with its peer group. Firstar will then remove the restrictions on the performance shares earned and will pay executives in cash for an equal number of earned phantom shares. The balance of the performance share earned will be an amount equal to the market price of one share of Firstar common stock on the last business day of the three-year period. Executives will also receive payment in an amount equal to the dividends payable by Firstar during the three-year performance period on an equal number of shares of common stock as the total of earned performance and phantom shares.

     For awards made in 1994, the form of the award was modified following shareholder approval in 1994 of the amended Incentive Stock Plan for Key Employees. The incentive compensation opportunity provided by the plan is unchanged from that described above. For awards made in 1994, a Performance Account was established for each participant. The Performance Account is designated in shares of stock whereby the number of shares in each participant's account represents a target percentage applicable to each participant's job grade, up to 50% for the chief executive officer, multiplied by the job grade midpoint and divided by the fair market value of a share of stock on the date of the award. At the end of the three-year period, the number of shares of stock actually earned and credited to the participant's account will be determined based upon Firstar's performance compared with its peer group as described in the second paragraph of this section. The target number of performance shares that could be earned in the three-year period by the chief executive officer and the other 14 executives receiving awards in 1994 are 9,649 and 37,566, respectively. The performance shares are valued at the end of the performance period based upon the market price of Firstar's common stock. The participant is paid the value of the earned award one-half in shares of Firstar's common stock and one-half in cash plus a cash amount equal to the dividends paid during the performance period on a number of shares equal to the number of performance shares earned.

     If the executive leaves Firstar for reasons other than retirement, disability or death prior to the end of the three-year term of the awards, the award is forfeited. A prorated payment is made in the event of retirement, death or disability. The value of these awards is affected by both the relative performance of Firstar vs. its peers over the three-year period as well as the value of Firstar stock at the end of that period.

     Stock Options

     Stock options are designed to provide a direct long-term link between executive compensation and shareholder interests. Options are granted with an exercise price equal to the market value of the common stock on the date of the grant. If the stock price does not increase, the option is worthless. The option period is 10 years and one month from the date of grant.

     Under Firstar's 1988 Incentive Stock Plan approved by shareholders, stock options are granted to executive officers. The Compensation Committee utilizes a grant value formula to award shares under this program. The grant value, which represents the number of shares multiplied by the exercise price, is a percentage of the midpoint of the executive's job grade. For the 15 executives comprising the senior executive group, the 1994 grant values ranged from 90% of the participant's salary grade point up to 200% of the salary grade midpoint for the chief executive officer's job. Based on this formula, the chief executive officer was granted stock options for 38,100 shares in 1994. While Firstar employs a formula approach to the granting of stock options, in the event of poor corporate performance, the Committee could elect not to award options. In the judgment of the Committee, based upon the absolute and relative performance of Firstar as discussed in the Base Salary section above, Firstar's performance warranted granting of options in 1994.

     Deductibility of Executive Compensation

     As noted in this report, Firstar has developed a comprehensive program directly linking executive compensation to Firstar's financial performance in order to retain and attract executives who can lead Firstar to achieve shareholder goals. To the extent achieving these goals is consistent with favorable tax treatment under Section 162(m) of the Internal Revenue Code, the Compensation Committee is committed to making awards under the executive compensation plans that will qualify for the performance-based tax expense deduction.

     Conclusions

     The Compensation Committee believes that the programs described above, driven by its statement of philosophy, provide a direct link between executive compensation and Firstar's financial performance and resultant stock price appreciation.

     Compensation Committee

                                     Guy A. Osborn, Chairman
                      James L. Forbes             Sheldon B. Lubar
                      Jerry M. Hiegel             Daniel F. McKeithan, Jr.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Messrs. Osborn, Forbes, Hiegel, Lubar and McKeithan were the only persons who served on the Compensation Committee of the Board of Directors of Firstar during 1994.

                               PERFORMANCE GRAPHS

     The following graph shows the cumulative return on a $100 investment in Firstar common stock over a five year period. Also shown for comparison is the performance of the KBW 50 Index and the S&P 500 Stock Index. The KBW 50 Index is a banking industry comprised of 50 companies representing all money center banks and most major regional banks as maintained by Keefe, Bruyette and Woods, Inc.

                     COMPARISON OF 5-YEAR CUMULATIVE RETURN
                  FIRSTAR, S&P 500 STOCK INDEX, & KBW 50 INDEX
                          (WITH DIVIDEND REINVESTMENT)

      MEASUREMENT PERIOD
    (FISCAL YEAR COVERED)           FIRSTAR         S&P 500         KBW 50
1989                                       100             100             100
1990                                      91.5           97.74          106.24
1991                                     161.5           127.4          168.16
1992                                     217.2          137.12          214.27
1993                                     216.8          150.91          226.14
1994                                     198.2          148.56          214.16

     The following graph depicts the return on common equity of Firstar as compared to the median and top quartile performance of its peer group. The peer group consists of all domestic bank holding companies ranging in size from $10-$25 billion as obtained from Thomson BankWatch, Inc., a nationally recognized banking industry consultant. This peer group measurement of return on equity is used in the determination of bonus and long-term incentive plan awards to executive officers as described in the previous section entitled Board Compensation Committee Report on Executive Compensation.

                     COMPARISON OF RETURN ON COMMON EQUITY

      MEASUREMENT PERIOD                           PEER TOP
    (FISCAL YEAR COVERED)           FIRSTAR        QUARTILE       PEER MEDIAN
1989 (1)                                  16.6            15.9            14.2
1990 (1)                                  16.4            14.5            12.7
1991                                      15.9            15.3            12.8
1992                                      17.4            17.1            14.2
1993                                      18.6            18.1            15.8
1994                                        17           17.13           15.84

(1) Firstar's data is not restated for pooling of interests acquisition occurring in 1991.
(2) Peer group data is for $5 to $10 billion companies in 1989 and 1990, and $10 to $25 billion in 1991 to 1994.

                      ADDITIONAL INFORMATION ON MANAGEMENT

     During the past year, all of the directors and officers and one or more of their associates were customers of and had business transactions with one or more bank subsidiaries of Firstar. All loans included in such transactions were made in the ordinary course of business and on substantially the same terms, including interest rates and collateral, as those prevailing at the same time for comparable transactions with other persons, and did not involve more than normal risk of collectability or present other unfavorable features. It is expected that similar transactions will occur in the future.

     Section 16 of the Securities Exchange Act requires Firstar's executive officers, directors and more than ten percent shareholders and certain trusts affiliated with such persons ("Insiders") to file with the Securities and Exchange Commission and Firstar reports of their ownership of Firstar securities. Based upon written representations and copies of reports furnished to Firstar by Insiders, all Section 16 reporting requirements applicable to Insiders during 1994 were satisfied on a timely basis.

                     SHAREHOLDER PROPOSALS AND DISCUSSIONS

     If any shareholder of Firstar wishes to submit a proposal to be included in next year's proxy statement and acted upon at the annual meeting of Firstar to be held in 1996, the proposal must be received by the Secretary of Firstar at the principal executive offices of Firstar, 777 East Wisconsin Avenue, Milwaukee, Wisconsin 53202, prior to the close of business on November 29, 1995. Firstar's By-laws establish advance notice procedures as to (1) business to be brought before an annual meeting of shareholders other than by or at the direction of the Board of Directors, (2) the nomination, other than by or at the direction of the Board of Directors, of candidates for election as directors and
(3) the request to call a special meeting of shareholders. Any shareholder who wishes to take such action should obtain a copy of these By-laws and may do so by written request addressed to the Secretary of Firstar at the principal executive offices of Firstar.

                             SELECTION OF AUDITORS

     The Board of Directors, upon recommendation of the Audit-Examining Committee, has selected KPMG Peat Marwick LLP as Firstar's independent auditors for 1995. The firm has served Firstar as auditors during the previous year. Representatives of KPMG Peat Marwick LLP are expected to be present at the shareholders' meeting with the opportunity to make statements if they so desire and to be available to respond to appropriate questions raised orally at the meeting.

                                    GENERAL

     The management does not intend to present to the meeting any other matters not referred to above and does not presently know of any matters that may be presented to the meeting by others. However, if other matters come before the meeting, it is the intention of the persons named in the enclosed form of proxy to vote the proxy in accordance with their best judgment in the interest of Firstar. The receipt of any report which may be submitted to the meeting is not to constitute approval or disapproval of any matters referred to in such report or reports. Firstar's Form 10-K annual report, including financial statements for the year ended December 31, 1994, has been provided with this notice of the 1995 annual meeting and proxy statement.

     By order of the Board of Directors.

                                          William J. Schulz
                                          Senior Vice President and Secretary

March 20, 1995

TO ASSURE THAT YOUR SHARES ARE REPRESENTED AT THE MEETING, PLEASE COMPLETE, DATE, SIGN AND MAIL PROMPTLY THE ENCLOSED PROXY CARD FOR WHICH A RETURN ENVELOPE IS PROVIDED.

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
    PROXY NO.                                           FIRSTAR                                                   NO. OF SHARES

    THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION INDICATED, WILL BE
    VOTED FOR NOMINEES FOR DIRECTOR NAMED IN ITEM 1.


    Dated: ________________________ , 1995                     _________________________________________________________

                                                               _________________________________________________________
                                                                              Stockholder'(s) Sign Here

                                                               Please sign exactly as your name appears herein, giving
                                                               your full title if signing as attorney or fiduciary.
                                                               If shares are held jointly, each joint owner should sign.
                                                               If a corporation, please sign in full corporate name, by
                                                               duly authorized officer.  If a partnership, please sign
                                                               in partnership name by authorized person.

    PLEASE RETURN PROMPTLY IN ENCLOSED ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE U.S.

_________________________________________________________________________________________________________________________________
_________________________________________________________________________________________________________________________________


                                       FIRSTAR CORPORATION
                       777 East Wisconsin Avenue, Milwaukee, Wisconsin  53202
                        PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

           The undersigned hereby appoints Roger L. Fitzsimonds, John A. Becker and
        William J. Schulz and each of them, proxies of the undersigned with power of substitution, to vote all stock of the undersigned at the annual meeting of the shareholders of Firstar Corporation, to be held on April 20, 1995, at 2:00 P.M., and any adjournments thereof, as indicated below:
_________________________________________________________________________________________________________________________________

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEM 1.

      1. ELECTION OF      FOR all nominees listed below           WITHHOLD AUTHORITY
         DIRECTORS        (except as marked to the                to vote for all nominees
                          contrary below)          _______        listed below       ________

      NOMINEES FOR TERM EXPIRING IN 1998:  Roger H. Derusha, Jerry M. Hiegel, Sheldon B.
                                           Lubar, Daniel F. McKeithan, Jr., George W.
                                           Mead II, Guy A. Osborn, William W. Wirtz


      (INSTRUCTION:  To withhold authority to vote for any individual nominee, cross out that nominee's name)


2.    With discretionary power upon any and all other business that may properly come before the meeting and upon matters incident to the conduct of the meeting.

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